UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MISSION COMMUNITY BANCORP
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MISSION COMMUNITY BANCORP

581 Higuera Street

San Luis Obispo, California  93401

(805) 782-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2008

5:30 P.M.

TO THE SHAREHOLDERS OF MISSION COMMUNITY BANCORP:

NOTICE IS HEREBY GIVEN that pursuant to the Bylaws of Mission Community Bancorp and the call of its Board of Directors, the 2008 Annual Meeting of Shareholders (the “Meeting”) of Mission Community Bancorp will be held at the EMBASSY SUITES, 333 Madonna Road, San Luis Obispo, California 93405, on Wednesday, May 28, 2008, at 5:30 p.m., for the purpose of considering and voting upon the following matters:

1.                   Election of Directors.  To elect the following nine persons to the Board of Directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Bruce M. Breault
Roxanne Carr
William B. Coy
Richard Korsgaard
Anita M. Robinson
Robin L. Rossi
Gary E. Stemper
Brooks W. Wise
Karl F. Wittstrom

2.                   Approval of 2008 Stock Incentive Plan.  Approving the Mission Community Bancorp 2008 Stock Incentive Plan, as described in the accompanying Proxy Statement.

3.                   Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Only those shareholders of record as of the close of business on March 31, 2008 will be entitled to notice of and to vote at the Meeting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.  IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.  IN ORDER TO PROVIDE ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

The Bylaws of Mission Community Bancorp provide for nominations of directors in the following manner:

“2.14 NOMINATIONS OF DIRECTORS.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the shareholder:

(1)	The name and address of each proposed nominee.

(2)	The principal occupation of each proposed nominee.

(3)	The total number of shares of common stock of the corporation that will be voted for each proposed nominee.

(4)	The name and residence of the notifying shareholder.

(5)	The number of shares of common stock of the corporation owned by the notifying shareholder.

Nominations not made in accordance herewith shall, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers shall disregard all votes cast for each such nominee.”

Dated: April 18, 2008

By Order of the Board of Directors

/s/ Karl F. Wittstrom
Karl F. Wittstrom
Secretary

MISSION COMMUNITY BANCORP
581 Higuera Street
San Luis Obispo, California  93401
(805) 782-5000

PROXY STATEMENT
2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 28, 2008

5:30 P.M.

INTRODUCTION

This proxy statement is being furnished to shareholders in connection with the solicitation of proxies for use at the 2008 Annual Meeting of Shareholders (the “Meeting”) of Mission Community Bancorp (the “Company”) to be held at the EMBASSY SUITES, 333 Madonna Road, San Luis Obispo, California 93405, on Wednesday, May 28, 2008, at 5:30 p.m., and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying Notice will be mailed on or about April 18, 2008 to shareholders eligible to receive notice of and to vote at the meeting.

The matters to be considered and voted upon at the Meeting include:

1.               Election of Directors.  To elect the following nine persons to the Board of Directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Bruce M. Breault
Roxanne Carr
William B. Coy
Richard Korsgaard
Anita M. Robinson
Robin L. Rossi
Gary E. Stemper
Broozks W. Wise
Karl F. Wittstrom

2.               Approval of 2008 Stock Incentive Plan.  To approve the Mission Community Bancorp 2008 Stock Incentive Plan, as described more fully herein.

3.               Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

SHAREHOLDERS ARE STRONGLY ENCOURAGED TO VOTE
“AUTHORITY GIVEN” FOR PROPOSAL 1 AND “FOR “ PROPOSAL 2

GENERAL

Revocability of Proxies

A proxy for use at the Meeting is enclosed.  Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Mission Community Bancorp an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.  Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy.  If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted in favor of the election of the nominees for director set forth herein, in favor of the approval of Mission Community Bancorp’s 2008 Stock Incentive Plan and, if any other business is properly presented at the Meeting, in accordance with the recommendations of the Board of Directors.

Solicitation of Proxies

The expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies will be borne by Mission Community Bancorp.  It is contemplated that proxies will be solicited through the mails, but officers, directors and regular employees of Mission Community Bank may solicit proxies personally.  Although there is no formal agreement to do so, Mission Community Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in Mission Community Bancorp is held of record by such entities.  In addition, Mission Community Bancorp may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies, if management determines it advisable.

VOTING SECURITIES

The close of business on March 31, 2008 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting.  As of the Record Date there were outstanding 1,120,576 shares of Mission Community Bancorp’s common stock, without par value, which is the only class of equity securities of Mission Community Bancorp entitled to vote on the matters presented at the Meeting.  Any holder of shares of common stock represented by a proxy which has been returned properly signed by the shareholder of record will be considered present for the purposes of determining whether a quorum exists even if such proxy contains abstentions or broker non-votes.  A quorum sufficient for the conduct of business at the Meeting will consist of a majority of the outstanding shares of common stock of Mission Community Bancorp at the close of business on the Record Date.

Proxies including broker non-votes with respect to any matter brought to a vote will not be counted as shares voted on the particular matter as to which the broker non-vote is indicated.  Therefore, broker non-votes will have no effect when determining whether the requisite vote has been obtained to pass a particular matter.  However, proxies indicating “abstain” or “withhold authority” with respect to any matter brought to a vote will be counted as shares voted on the particular matter as to which the abstention or withhold authority is indicated and will have the effect of voting against the matter.

Each share of common stock is entitled to one vote on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively.  If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee.  Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder, or to distribute his or her votes on the same principle between two or more nominees as he or she deems appropriate.  If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors.  The nine candidates receiving the highest number of votes will be elected.  If for any reason any nominee is unable to serve, the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxies will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy.

Approval of the Stock Incentive Plan requires the affirmative vote of at least a majority of the outstanding shares of our common stock.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The by-laws of Mission Community Bancorp provide for a range of between six and eleven directors, with the exact number of directors to be fixed from time to time, within the foregoing range, by a resolution duly adopted by a majority of Mission Community Bancorp’s full board of directors or by a resolution adopted by a majority of the shareholders at any meeting thereof or by written consent.  The exact number of directors is presently fixed at nine.

The shareholders are being asked to elect nine directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.  The persons named below, all of whom currently serve as members of Mission Community Bancorp’s Board of Directors will be nominated for election as directors to serve until the 2009 Annual Meeting of Shareholders and until their successors are elected and have qualified.  In the election of directors the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below.  In the event that cumulative voting is employed in the election of directors, the proxy holders intend, unless directed otherwise, to distribute the votes represented by each proxy among the nominees named below so as to elect all or as many of them as possible.  In the event any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors.  Management has no reason to believe that any nominee will become unavailable.  Additional nominations can only be made by complying with the procedures set forth in the bylaws of Mission Community Bancorp, a copy of which is set forth in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.

All members of the Board of Directors of Mission Community Bancorp also serve on the Board of Directors of Mission Community Bank.

Information Concerning Nominees and Incumbent Directors

The following table sets forth the names and certain information as of March 31, 2008 concerning the persons nominated by the Board of Directors for election as directors of Mission Community Bancorp. Unless otherwise indicated, the column titled “Year First Elected or Appointed to Board” includes service on the Board of Directors of Mission Community Bank prior to holding company reorganization pursuant to which Mission Community Bank became a wholly-owned subsidiary of Mission Community Bancorp.

Names and Offices Held With Mission Community Bancorp	Year First Elected or Appointed Director	Principal Occupation for Past Five Years

Bruce M. Breault Director (Founding Chairman of the Board)	1996	Partner and Owner, F. McLintocks, Inc. (restaurants) since 1973

Roxanne Carr Vice Chairman	1997	Division President and Corporate Senior Vice President, The Mortgage House, Inc. since 1995

William B. Coy Chairman of the Board	1996	Owner and Manager, Rancho Rio Conejo (citrus and avocados) since 1979

Richard Korsgaard Director	2005	Retired; Executive Vice President and Chief Credit Officer, Mission Community Bancorp and Mission Community Bank (2002-2005); Senior Vice President, California Bank and Trust (2001-2002)

Anita M. Robinson Director, President and Chief Executive Officer	1996	Banker; President and Chief Executive Officer, Mission Community Bancorp since 2000; and Chief Executive Officer of Mission Community Bank since 1996

Robin L. Rossi Director	1996	President, Rossi Enterprises (property management) since 1991; President, Infinite Horizons, Inc. (Manager of Avila Beach Resort and Blacklake Resort—real estate investments) since 1979

Gary E. Stemper Director (Immediate Past Chairman of the Board)	1996	Manager, Eagle Castle Winery, LLC since 2000; Partner, Eberle Winery of Paso Robles (1982-2005); Owner, Gary Stemper Construction Co., since 1967

Brooks W. Wise Director, Executive Vice President	2007

Director and Executive Vice President, Mission Community Bancorp and Director and President of Mission Community Bank (2007); Regional Vice President (2006-2007), Vice President/Regional Manager (2004-2006), Vice President/Branch Manager (1996-2004) with Union Bank of California.

Karl F. Wittstrom Director and Corporate Secretary	1997	Self-employed—real estate development, vineyards, construction, ranching and investments since 1996

Board Committees and Other Corporate Governance Matters

Regular meetings of the Board of Directors of Mission Community Bancorp are not scheduled and are held as needed throughout the year, as virtually all of the business of Mission Community Bancorp is conducted through Mission Community Bank.  In 2007, the Board of Directors of Mission Community Bancorp met 12 times.

All of the directors of Mission Community Bancorp attended at least 75% of all Board of Directors and all assigned committee meetings, with the exceptions of Bruce M. Breault, Gary Stemper and Karl Wittstrom who attended 61%, 72% and 72% of all meetings held, respectively.

In addition to serving on the Board of Directors of Mission Community Bancorp, each of the directors serves on the Board of Directors of Mission Community Bank.  The Board of Directors of Mission Community Bank held 12 regular meetings and 7 special meetings, 3 of which were held jointly with the Mission Community Bancorp Board, in 2007.  All of the directors of Mission Community Bank attended at least 75% of all Board and assigned committee meetings held in 2007, with the exceptions of directors Roxanne Carr, Robin L. Rossi and Karl F. Wittstrom who attended 67%, 74% and 60%, respectively.

The Board has determined that a majority of its current directors are “independent” as that term is defined in Nasdaq’s listing standards.  Specifically, the Board has determined that all of the directors of Mission Community Bancorp other than Anita M. Robinson, the President and Chief Executive Officer of Mission Community Bancorp and Chief Executive Officer of Mission Community Bank, Brooks W. Wise, the Executive Vice President of Mission Community Bancorp and President of Mission Community Bank, and Karl F. Wittstrom, the corporate secretary of Mission Community Bancorp, are independent directors.

Mission Community Bancorp has, among others, a standing Audit Committee and Corporate Governance and Nominating  Committee.  Mission Community Bank has a standing Compensation Committee.

Audit Committee.  The Audit Committee consists of directors Breault, Carr, Coy, Korsgaard (Chairman), Stemper & Wittstrom.  The Audit Committee met 5 times in 2007.  The Board of Directors has determined that each member of the Audit Committee has sufficient accounting or related financial management expertise to serve on the Committee and that Mr. Korsgaard meets the qualifications of an “audit committee financial expert” as such term is defined in the rules and regulations of the Securities and Exchange Commission.

The purpose of the Audit Committee is to monitor the quality and integrity of Mission Community Bancorp’s and Mission Community Bank’s accounting, auditing, internal control and financial reporting practices.  The Committee selects the independent accountants, reviews the independence and performance of the independent accountants, and makes certain that the independent accountants have the necessary freedom and independence to freely examine all of the records of Mission Community Bancorp and its subsidiaries.  Further, the Audit Committee pre-approves all audit and permissible non-audit services to be performed by the independent accountants, with certain de minimis exceptions.  Prior to the public release of annual and quarterly financial information, the Committee discusses with  management and the independent accountants the results of the independent accountants’ audit or limited review procedures associated with this information.  The Audit Committee oversees internal audit activities, including reviewing the internal audit plan, discussing various internal audit issues with our management, and confirming and assuring the objectivity of internal audits.

The Audit Committee Charter of Mission Community Bancorp requires that the Audit Committee be comprised of at least three directors and further requires that (i) no member of the Audit Committee may serve as an officer of Mission Community Bancorp or Mission Community Bank; provided, that certain officers which are precluded from policy-making functions except in their capacities as directors (i.e., the Chairman of the Board, Vice Chairman of the Board, Corporate Secretary, Immediate Past Chairman and Founding Chairman) are not precluded from service on the Audit Committee; (ii)  Audit Committee members are barred from accepting any consulting, advisory or other compensatory fee from Mission Community Bancorp or Mission Community Bank other than in such members’ capacity as a member of the board of directors or a member of any board committee; and (iii) that no Audit Committee member may be an “affiliated person” of Mission Community Bancorp or Mission Community Bank apart from his or her capacity as a member of the Board or any Board committees.  All six members of our Audit Committee meet the requirements for a member of our Audit Committee under our Audit Committee Charter; however, one of the members does not meet the independence requirements set forth in the listing standards of  Nasdaq for audit committee members in that Mr. Wittstrom is our Corporate Secretary.  Nasdaq’s definition of independence would exclude a director who serves as the Corporate Secretary from being independent.  The Board believes that each member of the Audit Committee is free from any relations that would interfere with the exercise of his or her independent judgment as a Committee member.

Corporate Governance and Nominating Committee.  The Board of Directors has a Corporate Governance and Nominating Committee on which all members of the Board of Directors currently serve.  The primary duties and responsibilities of this committee are to (i) identify individuals who qualify as potential board candidates consistent with criteria established by the Board;

(ii) objectively consider all potential Board candidates, regardless of whether the candidate was recommended by the Board, a shareholder or other source and to recommend candidates to the Board for election at the next annual shareholders meeting; (iii) to develop and recommend corporate governance principles to the Board; and (iv) to oversee and evaluate the effectiveness of our corporate governance principles.

Compensation Committee.  The Board of Mission Community Bank has a standing Compensation Committee of which directors Breault, Coy, Carr, Stemper and Wittstrom are members.  This committee reviews and recommends for Board approval the compensation, benefits and health insurance packages for the Chief Executive Officer, President and other executive officers of Mission Community Bank, as well as the compensation for the directors of Mission Community Bank.  All members of the Compensation Committee are “independent” directors under Nasdaq’s listing standards other than Mr. Wittstrom who is the Corporate Secretary of Mission Community Bancorp.  The Board believes that each member of the Compensation Committee is free from any relations that would interfere with the exercise of his or her independent judgment as a Committee member.  The Compensation Committee adopted a charter on May 21, 2007.

The Chief Executive Officer, although not a member of the Compensation Committee, presents to the Compensation Committee recommendations for the compensation, benefits and health insurance packages for the executive officers of Mission Community Bank.  On an annual basis the Compensation Committee evaluates the performance of the executive officers and reviews the “Annual Director and Executive Compensation Survey” prepared by Perry-Smith, LLP for the California Bankers Association.  This survey provides comparative compensation and benefits information for all banks located in California, utilizing a comparative analysis of both region and asset size. The comparative information provided is for all levels of bank staff, including the executive officers and for the Board of Directors.

Code of Ethics.  Mission Community Bancorp and Mission Community Bank have adopted a Code of Ethics applicable to all of its directors, its principal executive officers and its senior financial officers, including its principal financial officer, principal accounting officer and persons performing similar functions.  The Code sets forth our values and expectations regarding ethical and lawful conduct and is also intended to deter wrongdoing and to promote honest and ethical conduct and compliance with applicable laws and regulations.

THE BOARD OF DIRECTORS OF MISSION COMMUNITY BANCORP RECOMMENDS A VOTE “AUTHORITY GIVEN” FOR THE ELECTION OF ALL NINE NOMINEES AS DIRECTORS

PROPOSAL 2

APPROVAL OF 2008 STOCK INCENTIVE PLAN

Introduction

On February 25, 2008 the Board of Directors approved and adopted the Mission Community Bancorp 2008 Stock Incentive Plan (the “Stock Incentive Plan”), subject to the approval of the Company’s shareholders. The Stock Incentive Plan provides for the issuance of both “incentive” and “nonqualified” stock options to officers and employees, and of “nonqualified” stock options to non-employee directors, of the Company and its subsidiaries.  The tax consequences of both types of options are described below.  The Stock Incentive Plan also provides for the issuance of restricted stock awards and other types of equity-based compensation awards to these same classes of eligible participants, which awards may be granted on such terms and conditions as are established by the Board of Directors in its discretion, or by a committee designated by the Board.

The following description is intended to highlight and summarize the principal terms of the Stock Incentive Plan.  For further information, shareholders are referred to the copy of the Stock Incentive Plan which is available for inspection at the Company’s administrative office.

Purpose

The Stock Incentive Plan is intended to (i) encourage selected employees and directors of the Company to acquire a proprietary and vested interest in the growth and performance of the Company; (ii) generate an increased incentive for participants to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of all shareholders; and (iii) enhance the ability of the Company and its subsidiaries to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  The Stock Incentive Plan is also designed to provide additional flexibility with respect to equity compensation awards to enable the Company to remain competitive in the marketplace and to adapt its award strategy to the recent changes in accounting rules relating to stock options.

Shares Subject to the Plan

The maximum number of shares to be issued under the Stock Incentive Plan is 168,086 shares of our authorized and unissued common stock (15% of our outstanding shares at March 31, 2008), plus a number of additional shares of our authorized and unissued common equal to 15% of the shares of common stock that may be issued by the Company between March 31, 2008 and December 31, 2008, other than shares issued in connection with the exercise of stock options or the conversion or repurchase of outstanding preferred shares; provided, however, that no more than a total of 168,086 shares may be issued with respect to incentive stock options issued under the Stock Incentive Plan.  It is currently anticipated that a maximum of up to 251,136 additional shares may be issued in a private placement by the Company anticipated to close prior to December 31, 2008, which would provide an additional 37,670 shares available under the Stock Incentive Plan, for maximum shares to be issuable under the Stock Incentive Plan anticipated to be 205,756 shares.  The number of shares which may be issued under the Stock Incentive Plan is subject to adjustment for stock splits and dividends. The maximum number of shares available under the Stock Incentive Plan covers both restricted stock awards, stock options and other types of equity-based compensation awards to be granted under the Stock Incentive Plan, and is in addition to options covering 51,500 shares  outstanding under the Company’s 1998 Stock Option Plan at March 31, 2008 (“1998 Plan”).  The 1998 Plan terminated on January 20, 2008 and no additional options may be granted under the 1998 Plan; however, the options granted and still outstanding under the 1998 Plan will not be affected.

While Management recognizes the possible dilutive effect of the Stock Incentive Plan on our shareholders, it believes that, on balance, such dilutive effect will be outweighed by the incentive to be provided by this program, which is important to the success of the Company and should indirectly benefit all of its shareholders.  All shares subject to any option which remain unpurchased at the expiration of such option, or shares subjected to restricted stock awards or other types of equity-based compensation awards which are forfeited by the participant, become available again for purposes of the Stock Incentive Plan.  The Stock Incentive Plan also provides that the maximum number of options or other awards which may be granted to any one individual in one calendar year cannot exceed 100,000 shares, subject to adjustment for stock splits and dividends.

Administration of the Plan

The Stock Incentive Plan provides that it shall be administered by the Board of Directors, provided the Board may, in its sole discretion, delegate such power and authority over the administration of the Stock Incentive Plan to a committee composed of not less than three directors of the Company.  The Board or the committee shall select from the eligible class and determine the individuals who shall receive options, restricted stock awards or other types of equity-based compensation awards.

Eligibility

All directors and officers and employees of the Company and its subsidiaries will be eligible for participation in the Stock Incentive Plan.  However, only officers or employees of the Company are eligible to receive incentive stock options (“ISOs”).  (See “Federal Income Tax Consequences—Incentive Stock Options.”)  Directors who are not also employees or officers are eligible to receive only non-qualified options, restricted stock awards or other types of equity-based compensation awards.  As of the date of this proxy statement, approximately 65 persons would qualify as eligible participants, including seven non-employee directors and four executive officers.  Options to employees are granted at the discretion of the Board based on the recommendations of the Chief Executive Officer.

Stock Options

Option Price; Method of Exercise.  The purchase price of stock subject to each option shall be not less than 100% of the fair market value (determined under any reasonable valuation method) of such stock at the time such option is granted.  As to any Incentive Stock Option granted to an optionee who, immediately before the option is granted, beneficially owns more than 10% of the outstanding stock of the Company, the purchase price shall be at least 110% of the fair market value of the stock at the time such option is granted.  The purchase price of any shares must be paid in full in cash at the time of the purchase, or pursuant to a “cashless” exercise in which the optionee designates and instructs a brokerage firm to sell the stock in the market as soon as the Option is exercised, the stock is delivered to the brokerage firm, and the portion of the sale proceeds representing the exercise price is delivered to the Company.

Exercisability; Term of Options.  Options shall be exercisable in such installments and upon such conditions as the Board of Directors shall determine.  However, the aggregate fair market value (determined as of the date of grant) of Incentive Options granted to any one individual which are first exercisable during any one calendar year cannot exceed $100,000.  Options will expire on such date as the Board or the Committee may determine, but in no event may any option expire later than ten years from the date of grant.  In the case of an ISO granted to an optionee who, immediately before the option is granted, owns or controls more than 10% of the Company’s outstanding stock, the term of the option is limited to five years.

Non-Transferability; Exercise Following Death.  Options under the Stock Incentive Plan will not be assignable by the optionee during the optionee’s lifetime.  In the event of the death of the optionee, the option may be exercised within one year after the date of such death by the person or persons to whom his or her rights under the option shall have passed by will or by the laws of descent and distribution.

Exercise After Cessation of Employment; Disability.  If an optionee’s employment with or service as a director of the Company ceases for any reason other than the optionee’s death, disability or cause, the optionee shall have the right, subject to earlier termination by reason of expiration of the option, to exercise the option at any time within the next 30 days, to the extent the option was exercisable as of the date the optionee ceased to be employed by or to serve as a director of the Company.  In the case of disability, the same rule applies for a one-year period.  If an optionee’s employment by or service as a director of the Company is terminated for cause, his or her option shall expire immediately, unless the Board of Directors waives such expiration as provided in the Stock Incentive Plan.

Restricted Stock Awards

Restricted stock awards consist of non-transferable shares of our common stock, for no cash consideration or for such amount as the Board in its discretion shall determine, either alone or in addition to other awards granted under the Stock Incentive Plan. The provisions of restricted stock awards need not be the same with respect to each recipient.  The Board may provide for the lapse of the transfer restrictions (also referred to as the vesting of the award) over a period of not more than ten years, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Board.

Awards may also be “performance-based,” so that the vesting or lapse of restrictions is conditioned upon the attainment of specified company, group or division performance goals or other criteria, which need not be the same for all participants. Except as otherwise determined by the Board, upon termination of employment or service as a director for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired by the Company.  If the recipient has paid cash for the award, the stock will be repurchased at the same price originally paid by the recipient.  The Board shall determine at the time of granting any restricted stock award whether the recipient will have any voting or dividend rights with respect to the shares prior to the lapse of the restrictions.

Stock Appreciation Rights

Stock appreciation rights entitle participants to receive upon exercise an amount equal to the increase in the value of a specified number of shares the Company’s stock over a specified time period.  SARs may be granted for periods of up to ten years, and the Board shall establish the vesting of the SAR upon grant.  SARs may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. A stock appreciation right related to an option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related option.  The Board or committee shall specify at the time of grant that the value of the SAR shall be paid in cash, in shares reserved under the Stock Incentive Plan, or a combination of both, or that the recipient can choose the method of payment at the time of exercise.

Phantom Stock

Phantom stock entitles participants to receive an amount equal to either the value of a specified number of shares of the Company’s stock, or the increase in the value of such shares, at the end of a specified period or upon the occurrence of a specific event such as attainment of a certain age or termination of employment.  The Board or committee shall specify at the time of grant that the value of the phantom stock shall be paid in cash, in shares reserved under the Stock Incentive Plan, or a combination of both, or that the recipient can choose the method at the time payment is due.

Change in Control

In the event of a change in control of the Company as defined in the Stock Incentive Plan, all outstanding options under the Plan shall become exercisable in full (subject to certain notification requirements), all restricted stock awards and other equity-based compensation awards shall become fully vested, and all outstanding options shall terminate upon the close of the change in control transaction if not exercised within a specified period of time, unless such options or awards are assumed by the successor corporation or substitute options or awards are granted.  Under the Plan, a change in control includes: (i) the acquisition of more than 50% of the value or voting power of the Company’s stock or that of the Bank by a person (including an entity) or group; (ii) the acquisition in a period of twelve months or less of at least 35% of the Bank’s or the Company’s stock by a person or group; (iii) the replacement of a majority of the Bank’s or the Company’s Board in a period of twelve months or less by directors who were not endorsed by a majority of the current Board members; or (iv) the acquisition in a period of twelve months or less of 40% or more of the Company’s assets by an unrelated entity.

Adjustments Upon Changes in Capitalization

In the event of certain changes in the outstanding common stock of the Company, without receipt of consideration by the Company, through reorganizations, mergers, recapitalizations, reclassifications, stock splits, stock dividends, stock consolidations, or otherwise, appropriate and proportionate adjustments shall be made in the number or class of shares and the purchase price per share as to options or awards which may be granted or have been granted.

Duration of the Plan

The Board of Directors, without further approval of the shareholders, may at any time terminate the Stock Incentive Plan, but such termination shall not adversely affect any options or awards granted prior thereto without the consent of the participant.  If the Stock Incentive Plan is not so terminated by the Board of Directors, it will terminate by its own terms on February 25, 2018.

Amendment of the Plan

The Board of Directors of the Company reserves the right to suspend, amend or terminate the Stock Incentive Plan and, with the consent of the participant, to make such modification of the terms and conditions of his or her option or award as it deems advisable, except that the Board may not: increase the maximum number of shares which may be purchased pursuant to options or awards granted under the Stock Incentive Plan; change the minimum exercise price for options; increase the maximum term of options provided for in the Stock Incentive Plan; expand the types of awards which may be issued under the Stock Incentive Plan; or permit options or awards to be granted to anyone other than directors, officers or employees of the Company, without obtaining the approval of shareholders of the Company within twelve months of adopting any such amendment.

New Plan Benefits; Outstanding Options or Awards Under the Stock Incentive Plan

Because options and other awards under the Stock Incentive Plan will be granted at the discretion of the Board, it is not possible for the Company to determine and disclose the amount of future options or other awards that may be granted if the Stock Incentive Plan is approved, except for options to purchase an aggregate of 41,064 shares previously agreed to be granted to Anita Robinson and Brooks Wise pursuant to the terms of their respective employment agreements.  See “Executive Compensation—Employment Agreements.”  Other than those two awards, the Company has not approved any awards under the Stock Incentive Plan that are conditioned upon shareholder approval of the new plan, and is not currently considering any specific award grants under the Stock Incentive Plan.  Information concerning options granted under the 1998 Plan to executive officers and directors as of December 31, 2007, is contained below under “Executive Compensation—“Stock Options” and “Compensation of Directors.”

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2007, with respect to options outstanding and available under our 1998 Stock Option Plan, which as of that date was the Company’s only equity compensation plan other than an employee benefit plan meeting the qualification requirements of Section 401(a) of the Internal Revenue Code:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders	80,900	$13.42	10,534

Federal Income Tax Consequences

The following summary is a general discussion of certain expected federal income tax consequences arising to optionees, restricted stock award recipients or recipients of other equity-based compensation awards under the Stock Incentive Plan.  This summary does not discuss all aspects of federal income taxation which may be relevant to a particular participant subject to special tax treatment under the federal income tax laws and does not discuss any aspect of state, local or foreign tax laws.  No assurance can be given that the tax treatments described herein will continue to apply.

Incentive Stock Options.  No federal income tax is imposed on the optionee upon the grant or exercise of an ISO, except that upon exercise the optionee will recognize alternative minimum taxable income, as described below.  Assuming the optionee complies with specified “holding period” requirements imposed by the Code and meets certain other requirements necessary to qualify the option as an ISO, the optionee will be entitled for federal income tax purposes to treat any profit realized upon disposition of the stock as a capital gain rather than as ordinary income, and the Company will not be entitled to a deduction.  If all applicable ISO requirements are met, upon exercise the optionee will recognize as alternative minimum taxable income the amount by which the fair market value of the stock upon exercise exceeds the option exercise price.  Alternative minimum taxable income forms the basis for the alternative minimum tax, which may apply depending on the amount of the computed “regular tax” of the employee for that year.  Under certain circumstances the amount of alternative minimum tax is allowed as a carry forward credit against regular tax liability in subsequent years.  If the “holding period” requirements are not met, the optionee will realize compensation taxable as ordinary income rather than capital gain, and the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation income recognized by the optionee.  Capital gains are currently taxed at a lower rate than ordinary income.

Non-Qualified Stock Options.  No federal income tax is imposed on the optionee upon the grant of a non-qualified stock option.  Upon exercise of a non-qualified option, under present law the optionee will recognize ordinary taxable income (as opposed to a capital gain) and the Company will be entitled to a deduction in the amount by which the fair market value of the stock upon exercise exceeds the option exercise price.  Such ordinary income may be subject to the maximum personal income tax rate.  In the case of an employee, such income also constitutes “wages” and thus withholding is required under federal law.  Upon subsequent disposition of such shares, assuming such shares have been held for long enough to qualify for capital gains treatment, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon such disposition and the fair market value of such shares at the time of exercise.  As stated above, capital gains are currently taxed at a lower rate than ordinary income.

Restricted Stock Awards.  No federal income tax is imposed on a recipient at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, typically on the vesting date, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over the amount, if any, paid for such shares.  If the individual chooses to make a Special Tax 83(b) election, the spread must be reported as ordinary income and is based on the fair market value of the restricted shares (minus the amount paid for the shares, if any) at the time of the award (rather than at the time of vesting).  The election must be made (and filed with the IRS) within 30 days of the award.  The holding period for capital gains purposes would begin at the time of the award, and gain made upon a future sale would be capital gain.  There would be no immediate tax consequence when the shares vest.  However, if an individual who made a Special Tax 83(b) election and paid any required tax in the year of the award were later to forfeit the restricted shares (for example, by leaving the Company before the shares vested), he or she would not would not be entitled to a refund for the taxes paid, but would be able to treat the forfeiture of the stock as a sale of the stock at a (capital) loss.  At the time the recipient recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights.  No federal income tax is imposed on the recipient upon the grant of an SAR. When the recipient exercises the SAR or otherwise receives the payout, the recipient recognizes ordinary income for federal income tax purposes in an amount equal the cash and/or the fair market value of common stock payable upon such exercise.  The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the recipient.

Performance Awards and Phantom Stock Awards.  Generally, a holder of a performance award or phantom stock award will not recognize income when the award is granted, unless the performance award or phantom stock award vests immediately and has no substantial restrictions or limitations.  If the performance award or phantom stock award vests only upon the satisfaction of certain performance criteria, a holder will generally recognize ordinary income only when such awards vest and any restrictions regarding forfeiture are removed.  The Company will generally be allowed to deduct from its taxes the amount of ordinary income an optionee must recognize.

Board of Directors’ Recommendation and Required Vote

Approval of the Stock Incentive Plan requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock.  The directors and executive officers of the Company, owning or controlling an aggregate of 184,355 voting shares(1) or approximately 16.5% of the Company’s outstanding common stock as of the Record Date, are expected to vote in favor of approval of the Stock Incentive Plan.

The directors and executive officers recognize that they have a personal interest in this matter but they strongly believe that the approval of the Stock Incentive Plan is in the best interests of the Company and its shareholders because they feel that the Stock Incentive Plan will be helpful in enabling the Company to continue to provide meaningful incentives to encourage directors, officers and employees to remain with the Company, and to attract new qualified directors and employees in today’s competitive market.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

(1)  Does not include shares which may be acquired upon the exercise of stock options.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary compensation information for the last two fiscal years with respect to the President and Chief Executive Officer and the Executive Vice President of Mission Community Bancorp, and for the two most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year (the “Named Executive Officers”).

Name and Principal Position	Year	Salary(1)		Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total

Anita M.Robinson,	2007	$175,000		—	—	—	—	$30,184	$205,184
President and CEO	2006	$165,000		—	—	$26,829	—	$21,743	$213,572

Brooks W.Wise,	2007	$67,068	(3)	—	—	—	—	$9,414	$76,482
Executive Vice President	2006	—		—	—	—	—	—	—

Ronald B.Pigeon,	2007	$130,000		—	—	—	—	$16,775	$146,775
Executive VP and CFO	2006	$127,917		—	—	$14,638	—	$15,972	$158,527

James M.Judge,	2007	$125,000		—	—	—	—	$9,493	$134,493
Executive VP, and Chief Credit Officer	2006	$118,744		—	—	$14,075	—	$9,677	$142,496

(1)  Includes portions of these individual’s salaries which were deferred under Mission Community Bancorp’s 401(k) Plan.

(2)  Includes perquisites and other compensation.  Additional information regarding other compensation, including perquisites that in the aggregate exceeded $10,000 for an individual, is provided in the “Components of All Other Compensation” table below.

(3)  Reported is actual salary earned for 2007 pursuant to Mr. Wise’s hire date of June 18, 2007, with Mr. Wise’s annual salary being $135,000.

Components of All other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table, including perquisites that in the aggregate exceeded $10,000 for an individual, are detailed in the following table.

Name	Year	Auto Allowance		Life Insurance Premiums	401(k) Employer Contributions and Profit Sharing Contributions	Total

Anita M. Robinson	2007	$12,000		$3,676	$14,508	$30,184
	2006	$7,800		$1,049	$12,894	$21,743

Brooks W. Wise	2007	$4,500	(1)	$274	$4,640	$9,414
	2006	—		—	—	—

Ronald B. Pigeon	2007	$5,800		$748	$10,227	$16,775
	2006	$4,800		$640	$10,532	$15,972

James M. Judge	2007	$5,800		$1,089	$2,604	$9,493
	2006	$4,800		$912	$3,965	$9,677

Employment Agreements

On June 12, 2007 Mission Community Bank and Anita M. Robinson entered into a Second Amended and Restated Employment Agreement pursuant to which Ms. Robinson has agreed to continue to serve as the Chief Executive Officer of Mission Community Bank through December 31, 2012.  Pursuant to her employment agreement, Ms. Robinson receives an annual base salary of $175,000, with increases at the sole discretion of the Board of Directors.  In addition, the agreement provides that Ms. Robinson is entitled to receive an incentive bonus for 2007 as determined in accordance with Mission Community Bank’s CEO Bonus Program for 2007.  Ms. Robinson is the only participant in the CEO Bonus Program.  Bonuses to be paid under the Program were to range from $25,000 to $200,000 dependent upon the achievement of stated budgetary goals.  For future years under her employment agreement, bonuses to Ms. Robinson are to be reviewed annually and determined by the Board of Directors.  Ms. Robinson also receives an automobile allowance and payment of premiums on a life insurance policy in the amount of $750,000 pursuant to the terms of her employment agreement.  In addition, Ms. Robinson’s employment agreement provides that she shall be granted an option to purchase a number of shares of common stock equal to the lesser of (i) 25,000 shares or (ii) 5.0% of the number of shares issued in Mission Community’s secondary public stock offering at a purchase price equal to the greater of the fair market value of the stock on the date of grant or the sales price of the stock in the offering ($18.00 per share).  The options are to be for a term of 10 years and vest in five annual installments of 20% per year over a period of five years.  Mission Community Bancorp’s secondary public offering closed on February 14, 2008 with a total of 410,644 shares sold in the offering, and, accordingly, Ms. Robinson is to be granted options to purchase an aggregate of 20,532 shares of the common stock of Mission Community Bancorp pursuant to the terms of her employment agreement.  In the event Ms. Robinson’s employment is terminated without cause, she is entitled to a payment equal to 12 months of her base salary as in effect immediately prior to her termination of employment, payable in equal installments over 12 months in accordance with Mission Community Bank’s normal payroll practices and her bonus earned prior to the date of termination.  In the event Ms. Robinson’s employment is terminated in the event of  a change in control, or if she leaves employment for good cause after a change in control has occurred, Ms. Robinson shall be entitled to a payment equal to 24 months of her base salary in effect immediately prior to the date of termination, payable in one lump sum payment and a lump sum payment equal to the incentive bonus paid to Ms. Robinson for the two years preceding the year in which the termination occurs, as well as any bonus earned by Ms. Robinson prior to the date of termination.

On June 18, 2007 the Board of Directors and Brooks W. Wise entered into an Employment Agreement pursuant to which Mr. Wise agreed to serve as President of Mission Community Bank through December 31, 2009.  Pursuant to the employment agreement, Mr. Wise receives an annual base salary of $135,000, with increases at the sole discretion of the Board of Directors.  In addition, the agreement provides that Mr. Wise is entitled to receive an incentive bonus as

(1)  Annual auto allowance is $9,000; amount reported pursuant to Mr. Wise’s hire date of June 18, 2007.

determined in accordance with Mission Community Bank’s Officers’ Incentive Compensation Program as described below, together with such other bonus as the Board of Directors shall determine from time to time in its sole discretion.  Mr. Wise also receives an automobile allowance and payment of premiums on a life insurance policy in accordance with benefits provided to Bank employees generally; however, at a level commensurate with other officers in the Bank.  In addition, Mr. Wise’s employment agreement provides that he shall be granted an option to purchase a number of shares of common stock equal to the lesser of (i) 25,000 shares or (ii) 5.0% of the number of shares issued in Mission Community Bancorp’s secondary public stock offering at a purchase price equal to the greater of the fair market value of the stock on the date of grant or the sales price of the stock in the offering ($18.00 per share).  The options are to be for a term of 10 years and vest in five annual installments of 20% per year over a period of five years.  Mission Community Bancorp’s secondary public offering closed on February 14, 2008 with a total of 410,644 shares sold in the offering, and, accordingly, Mr. Wise is to be granted an option to purchase an aggregate of 20,532 shares of the common stock of Mission Community Bancorp pursuant to the terms of his employment agreement.  In the event Mr. Wise’s employment is terminated without cause, he is entitled to a payment equal to six months of his base salary as in effect immediately prior to his termination of employment, payable in equal installments over six months in accordance with Mission Community Bank’s normal payroll practices and his bonus earned prior to the date of termination.  In the event Mr. Wise’s employment is terminated in the event of a change in control, or if he leaves employment for good cause after a change in control has occurred, Mr. Wise shall be entitled to a payment equal to 12 months of his base salary in effect immediately prior to the date of termination, payable in one lump sum payment and a lump sum payment equal to the bonus earned by Mr. Wise prior to the date of termination.

Salary Protection Agreements

Ronald B. Pigeon, our Executive Vice President and Chief Financial Officer entered into a Salary Protection Agreement with Mission Community Bank dated January 18, 2005.  James M. Judge, our Executive Vice President and Chief Credit Officer, entered into a Salary Protection Agreement with Mission Community Bank dated February 1, 2005.  Each of these agreements provides for a severance benefit of six months of base salary upon termination of employment, or reduction of salary by more than ten percent, to these individuals upon the occurrence of, or within twelve months following, a merger, transfer of substantially all of the assets, change in control or other defined corporate reorganization of Mission Community Bancorp or Mission Community Bank.

Incentive Compensation Plan

The Board of Directors of Mission Community Bank adopted an Officers’ Incentive Compensation Plan for 2007.  Pursuant to this plan, all active corporate officers and designated loan officers of Mission Community Bank may receive cash awards under the plan if certain objectives are met.  The plan provides for awards based on achievement of annual objectives for Mission Community Bank as well as awards for meeting production goals by various business units of Mission Community Bank.  The weighting of the bank objectives and the business unit objectives is dependent on the position the participating employee holds within Mission Community Bank.  Any awards payable under the plan to the Chief Executive Officer, President, or the Executive Vice President and Chief Financial Officer and the Executive Vice President and Chief Credit Officer of Mission Community Bank are based 100% on whether certain overall bank objectives are met.  Incentive awards for bank objectives are based on a percentage of the participant’s salary.

Stock Options

All outstanding stock options have been granted under the 1998 Stock Option Plan of Mission Community Bank which plan was assumed by Mission Community Bancorp in connection with the one bank holding company reorganization effected December 15, 2000 pursuant to which Mission Community Bank became a wholly-owned subsidiary of Mission Community Bancorp.  Options to purchase an aggregate of 80,900 shares of the common stock of Mission Community Bancorp, with an average exercise price of $13.42 per share, were outstanding under the Stock Option Plan as of December 31, 2007.  The 1998 Stock Option Plan expired in its entirety on January 20, 2008, with no further grants to be made under this plan.  Mission Community Bancorp has no outstanding stock appreciation rights.

No stock options were granted to the Named Executive Officers in 2007.  None of the named Executive Officers exercised any stock options in 2007, with the exception of Anita M. Robinson who exercised a total of 15,000 Non Qualified and Incentive Stock Option shares in 2007 at an exercise price of $10.00 per share.  Ms. Robinson also exercised an additional 5,000 Incentive Stock Option shares on January 17, 2008 at $10.00 per share

The following table sets forth information with respect to options held by the Named Executive Officers at December 31, 2007.

Outstanding Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Anita M. Robinson	5,000	0	0	$10.00	1/20/08

	5,000	0	0	$8.25	2/27/11

Ronald B. Pigeon	1,200	1,800	0	$25.50	3/28/15

James M. Judge	1,200	1,800	0	$25.50	3/28/15

The following table sets forth information with respect to options exercised by the Named Executive Officers for the year ended December 31, 2007.

Option Exercises in 2007

Name	Shares Acquired on Exercise in 2007	Value Realized on Exercise

Anita M. Robinson	15,000	$112,500	(2)

(1)  Unexercisable shares reported for Ronald B. Pigeon and James M. Judge will vest as follows: 600 shares available 3/28/08; 600 shares available 3/28/09; and 600 shares available 3/28/10, respectively.

(2)  Represents excess of the aggregate fair market value over the aggregate exercise price of the shares at the time of exercise.

Compensation to Directors

On February 8, 2007, the Compensation Committee approved a Directors’ Compensation Program, whereby non-employee members of Mission Community Bank’s Board of Directors receive a monthly retainer of $725 per month, in addition to a fee paid for each Committee meeting attended.  The Chairman of the Board also receives an additional fee of $480 per month, with Committee Chairpersons receiving an additional $200 for each respective Committee meeting held.  The Directors also receive an annual training budget of $4,000 to be used specifically for bank-related conferences and meetings attended during the year.  Prior to February 8, 2007 non-employee members of Mission Community Bancorp’s Board of Directors received a monthly retainer of $1,700 per month for all Board and Committee meetings attended.  Mission Community Bancorp also provides an annual payment to its directors to cover their travel, seminars, meals and other expenses related to their services as directors of Mission Community Bancorp and Mission Community Bank.  Mission Community Bancorp may also grant stock options to its directors from time to time.  No stock options were granted to directors of Mission Community Bancorp in 2007.

The following table sets forth information with regard to compensation earned by non-employee directors in 2007.  Compensation earned by employee-directors is included in the “Summary Compensation Table” above.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid In Cash(1)	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Bruce M. Breault	$15,100	0	(2)	0	0	0	$15,100

Roxanne Carr	$11,450	0		0	0	0	$11,450

William B. Coy	$19,175	0	(3)	0	0	0	$19,175

Richard Korsgaard	$14,900	0	(4)	0	0	0	$14,900

Robin L. Rossi	$10,950	0	(5)	0	0	0	$10,950

Gary E. Stemper	$13,675	0	(6)	0	0	0	$13,675

Karl F. Wittstrom	$12,850	0	(7)	0	0	0	$12,850

(1)  Includes cash payments made to non-employee directors of Mission Community Bancorp during 2007.

(2)  Mr. Breault held options to purchase an aggregate of 2,000 shares at December 31, 2007, all of which were fully vested at December 31, 2007.

(3)  Mr. Coy held options to purchase an aggregate of 3,800 shares at December 31, 2007, all of which were fully vested at December 31, 2007.

(4)  Mr. Korsgaard held options to purchase an aggregate of 3,000 shares at December 31, 2007, all of which were fully vested at December 31, 2007.

(5)  Mr. Rossi held options to purchase an aggregate of 2,000 shares at December 31, 2007, all of which were fully vested at December 31, 2007.

(6)  Mr. Stemper held options to purchase an aggregate of 10,700 shares at December 31, 2007, all of which were fully vested at December 31, 2007.

(7)  Mr. Wittstrom held options to purchase an aggregate of 11,400 shares at December 31, 2007, all of which were fully vested at December 31, 2007.

RELATED PARTY TRANSACTIONS

There are no existing or proposed material interests or transactions between us and any of our officers or directors outside the ordinary course of business, except as indicated herein.

From time to time our directors and officers and the companies with which they are associated, have banking transactions with Mission Community Bank in the ordinary course of business.  Any loans and commitments to lend included in such transactions have been, and in the future will be, made, in the ordinary course of business,  in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness.  In addition, any such loans do not and will not involve more than the normal risk of collectibility or present other unfavorable features.  As of December 31, 2007, loan commitments and loans outstanding from Mission Community Bank to our directors and executive officers (including associated companies) totaled approximately $2,957,461 or 22.5% our shareholder’s equity.

Any future affiliated transition will be made or entered into on terms that are no less favorable to us than those that can be obtained from an unaffiliated third party.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, as of March 31, 2008, with respect to (a) members of the Board of Directors of Mission Community Bancorp, including persons nominated by the Board of Directors for election as directors, (b) the executive officers(1) of Mission Community Bancorp, and (c) the directors and executive officers as a group:

Names and Offices Held With Mission Community Bancorp(2)	Common Shares Beneficially Owned(3)		Shares Issuable Upon Exercise of Options(4)	Percentage of Shares Outstanding

Directors:

Bruce M. Breault Director (Founding Chairman of the Board)	30,364		2,000	2.9%

Roxanne Carr Vice Chairman of the Board	19,800		0	1.8%

William B. Coy Chairman of the Board	15,550		2,000	1.6%

Richard Korsgaard Director	8,000		3,000	1.0%

Anita M. Robinson President and Chief Executive Officer, Director	38,609		5,000	3.9%

Robin L. Rossi Director	25,507	(5)	2,000	2.5%

Gary E. Stemper Director (Immediate Past Chairman of the Board)	9,000		2,000	1.0%

Brooks W. Wise Director and Executive Vice President	10,000		0	0.9%

Karl F. Wittstrom Director and Corporate Secretary	24,750		2,000	2.4%

(1)  As used throughout this proxy statement, the term “executive officer” means President/Chief Executive Officer; Executive Vice President; Executive Vice President/Chief Credit Officer and; Executive Vice President/Chief Financial Officer.  Mission Community Bancorp’s Chairman of the Board, Vice Chairman of the Board, Secretary and other vice presidents are not deemed to be executive officers.

(2)  The address of each person in the table below is c/o Mission Community Bancorp, 581 Higuera Street, San Luis Obispo, California 93401.

(3)  Except as otherwise noted, may includes shares held by or with such person’s spouse and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared power with a spouse); shares held in street name for the benefit of such person; or shares held in an Individual Retirement Account or pension plan as to which such person has pass-through voting rights and investment power.

(4)  Includes shares subject to options held by directors and executive officers that are exercisable within 60 days after March 31, 2008

(5)  Includes 457 shares held in the name of the Rossi Foundation over which shares Mr. Rossi holds shared voting power.

Name and Offices Held with Mission Community Bancorp	Common Shares Beneficially Owned	Shares Issuable Upon Exercise of Options	Percentage of Shares Outstanding

Other Executive Officers:

Ronald P. Pigeon Executive Vice President and Chief Financial Officer	2,775	1,800	0.4%

James M.Judge Executive Vice President and Chief Credit Officer	0	1,800	0.1%

All Directors and Executive Officers as a Group (11 persons)	184,355	21,600	18.03%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Other than as set forth in the table below, our management knows of no person who beneficially owned more than 5% of our outstanding common stock as of March 31, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Department of the Treasury Community Development Financial Institutions Fund 601 13th Street, N.W., Suite 200S Washington, D.C. 20005	100,000	(1)	8.2%

Common Stock	Carpenter Community BancFund-CA, LP; Carpenter Community BancFund, LP; Carpenter Community BancFund-A, LP 5 Park Plaza, Suite 950 Irvine, CA 92614	108,308		9.7%

Common Stock	Palladium Equity Partners, III, LP 1270 Avenue of the Americas, Suite 2200 New York, New York 10020	110,937		9.9%

(1)  Represents shares of common stock which are issuable upon conversion of our issued and outstanding Series A Preferred Stock and Series C Preferred Stock.  The Community Development Financial Institutions Fund owns 100% of the outstanding Series A Preferred Stock and Series C Preferred Stock of Mission Community Bancorp.

REPORT OF AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2007 with management.  The Audit Committee has also discussed with the independent auditors of Mission Community Bancorp the matters required to be discussed by SAS 61.  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independence of the independent auditors.  Based on a review and discussion of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB of Mission Community Bancorp for the 2007 fiscal year for filing with the Securities and Exchange Commission.  The Audit Committee has also considered whether the amount and nature of the non-audit services provided by Vavrinek, Trine, Day & Co., LLP is compatible with the auditor’s independence.

Submitted by The Audit Committee:

Richard Korsgaard (Chairman)

Bruce M. Breault

Roxanne Carr

William B. Coy

Gary E. Stemper

Karl F. Wittstrom

MISSION COMMUNITY BANCORP’S AUDITORS AND AUDIT FEES

Mission Community Bancorp’s Audit Committee has selected Vavrinek, Trine, Day & Co., LLP as independent auditors for Mission Community Bancorp for the current year.  Vavrinek, Trine, Day & Co., LLP conducted the audit for the year ended December 31, 2007.  A representative of Vavrinek, Trine, Day & Co., LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

The Audit Committee pre-approves all audit and permissible non-audit services to be performed by Mission Community Bancorp’s independent auditors.  Mission Community Bancorp’s independent auditor may provide only those services pre-approved by the Audit Committee or its designated subcommittee.  The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent auditor.  To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services.  The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

Services proposed to be provided by the independent auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee.  Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.

The Audit Committee may form and delegate to a subcommittee, composed of one or more of its members, the authority to grant specific pre-approvals under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.  The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

The following table presents the fees for professional audit services rendered by Vavrinek, Trine, Day & Co., LLP for the audit of Mission Community Bancorp’s financial statements and the review of the financial statements included in Mission Community Bancorp’s Annual Report on Form 10-KSB and quarterly reports on Form 10-QSB.  Tax fees consist of the aggregate fees billed for professional services rendered by Vavrinek, Trine, Day & Co., LLP for tax compliance, tax advice and tax planning.

	2007	2006
Audit fees	$43,000	$38,000
Audit related fees	8,000	6,000
Tax fees	6,000	6,000
All other fees	0	0
Total:	$57,000	$50,000

None of the fees paid to Vavrinek, Trine, Day & Co., LLP for 2007 and 2006 were paid under the de minimis safe harbor exception from pre-approval requirements.  The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Vavrinek, Trine & Day & Co., LLP.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholders interested in submitting a proposal for inclusion in the proxy statement for the annual meeting of shareholders of Mission Community Bancorp in 2009 must submit the proposal so it is received by Mission Community Bancorp at its principal executive offices no later than November 28, 2008 in a form that complies with applicable regulations.  Proposals by shareholders should be sent to the attention of the Secretary of Mission Community Bancorp at 581 Higuera Street, San Luis Obispo, California 93401.

In addition, the execution of a proxy solicited by Mission Community Bancorp in connection with its annual meeting of shareholders in 2009 shall confer on the designated proxy holder discretionary voting authority to vote on any shareholder proposal which is not included in the proxy materials for such meeting and for which Mission Community Bancorp has not received notice at least 45 days prior to the date of the mailing of its proxy materials for such meeting.

ANNUAL REPORT ON FORM 10-KSB

UPON WRITTEN REQUEST OF ANY SHAREHOLDER SOLICITED HEREBY, MISSION COMMUNITY BANCORP WILL PROVIDE WITHOUT CHARGE A COPY OF THE  ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) OF MISSION COMMUNITY BANCORP FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  REQUESTS SHOULD BE DIRECTED TO RONALD B. PIGEON, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MISSION COMMUNITY BANCORP, 581 HIGUERA STREET, SAN LUIS OBISPO, CA 93401.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Mission Community Bancorp does not have a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”).  Therefore, the officers and directors of Mission Community Bancorp, and persons who own more than 10% of the common stock of Mission Community Bancorp are not subject to the reporting requirements under Section 16(a) of the Exchange Act.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above.  However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendations of the Board of Directors, and authority to do so is included in the proxy.

Dated: April 18, 2008	MISSION COMMUNITY BANCORP

	By:	/s/ Karl F. Wittstrom
Karl F. Wittstrom
Secretary